Exhibit 10(i)




                 AMENDED MANAGEMENT INCENTIVE COMPENSATION PLAN
                                       OF
                              PROGRESS ENERGY, INC.






                           AS AMENDED JANUARY 1, 2005





                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----

ARTICLE I         PURPOSE...........................................     1

ARTICLE II        DEFINITIONS.......................................     1

ARTICLE III       ADMINISTRATION....................................     7

ARTICLE IV        PARTICIPATION.....................................     7

ARTICLE V         AWARDS............................................     8

ARTICLE VI        DISTRIBUTION AND DEFERRAL OF AWARDS...............    10

ARTICLE VII       TERMINATION OF EMPLOYMENT.........................    16

ARTICLE VIII      MISCELLANEOUS.....................................    17





                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------

     The purpose of the Management Incentive Compensation Plan (the "Plan") of Progress Energy, Inc. is to promote the financial interests of the Company, including its growth, by (i) attracting and retaining executive officers and other management-level employees who can have a significant positive impact on the success of the Company; (ii) motivating such personnel to help the Company achieve annual incentive, performance and safety goals; (iii) motivating such personnel to improve their own as well as their business unit/work group's performance through the effective implementation of human resource strategic initiatives; and (iv) providing annual cash incentive compensation opportunities that are competitive with those of other major corporations.

     The Sponsor amends and restates the Plan effective January 1, 2005.

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

     The following definitions are applicable to the Plan:

     1. "Achievement Factor": The sum of the Weighted Achievement Percentages determined for each of the Performance Measures for the Year.

     2. "Award": The benefit payable to a Participant hereunder based upon achievement of the Performance Measures.

     3. "Affiliated Entity": Any corporation or other entity that is required to be aggregated with the Sponsor pursuant to Sections 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), but only to the extent required.

     4. "Board": The Board of Directors of the Sponsor.

     5. "Cause": means:

          (a) embezzlement or theft from the Company, or other acts of dishonesty, disloyalty or otherwise injurious to the Company;

          (b) disclosing without authorization proprietary or confidential information of the Company;

          (c) committing any act of negligence or malfeasance causing injury to the Company;

          (d) conviction of a crime amounting to a felony under the laws of the United States or any of the several states;

          (e)  any violation of the Company's Code of Ethics; or


          (f) unacceptable job performance which has been substantiated in accordance with the normal practices and procedures of the Company.

     6. "Change of Control": The earliest of the following dates:


          (a)  the date any person or group of persons  (within  the  meaning of
               Section 13(d) or 14(d) of the Securities Exchange Act of 1934), excluding employee benefit plans of the Sponsor, becomes, directly or indirectly, the "beneficial owner" (as defined in
               Rule 13d-3 promulgated under the Securities Act of 1934) of securities of the Sponsor representing twenty-five percent (25%) or more of the combined voting power of the Sponsor's then outstanding securities (excluding the acquisition of securities of the Sponsor by an entity at least eighty percent (80%) of the outstanding voting securities of which are, directly or indirectly, beneficially owned by the Sponsor); or

          (b) the date of consummation of a tender offer for the ownership of more than fifty percent (50%) of the Sponsor's then outstanding voting securities; or


          (c) the date of consummation of a merger, share exchange or consolidation of the Sponsor with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Sponsor or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

          (d) the date, when as a result of a tender offer or exchange offer for the purchase of securities of the Sponsor (other than such an offer by the Sponsor for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who are Continuing Directors cease for any reason to constitute at least two-thirds (2/3) of the members of the Board; or

          (e) the date the shareholders of the Sponsor approve a plan of complete liquidation or winding-up of the Sponsor or an agreement for the sale or disposition by the Sponsor of all or substantially all of the Sponsor's assets; or

          (f)  the  date  of  any  event  which  the  Board  determines   should
               constitute a Change of Control.

     A Change of Control shall not be deemed to have occurred until a majority of the members of the Board receive written certification from the Compensation Committee that one of the events set forth in this Section 6 has occurred. Any determination that an event described in this Section 6 has occurred shall, if made in good faith on the basis of information available at that time, be conclusive and binding on the Compensation Committee, the Sponsor, each Affiliated Entity, the Participant and their Beneficiaries for all purposes of the Plan.

     7. "Company": The Sponsor and each Affiliated Entity.

     8. "Compensation Committee": The Organization and Compensation Committee of the Board of Directors of the Sponsor.

     9. "Continuing Director": The members of the Board as of the Effective Date; provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was supported by seventy-five percent (75%) or more of the directors who then comprised Continuing Directors shall be considered to be a Continuing Director.

     10. "Date of Retirement": The first day of the calendar month immediately following the Participant's Retirement.

     11. "Designated Beneficiary": The beneficiary designated by the Participant, pursuant to procedures established by the Human Resources Department of the Company, to receive amounts due to the Participant or to exercise any rights of the Participant to the extent permitted hereunder in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

     12. "EBITDA": The earnings of the Participating Employer before interest, taxes, depreciation, and amortization as determined from time to time by the Compensation Committee.

     13. "ECIP Goals" The goals set forth to receive a payment under the Employee Cash Incentive Plan of each department or business unit of the Company.

     14. "Effective Date": The Effective Date of this Plan, as amended, is January 1, 2005.

     15. "EPS": The on-going earnings per share of the Sponsor's Common Stock for a Year as determined by the Compensation Committee from time to time.

     16. "Legal Entity EBITDA": The EBITDA of the Participating Employer which employs the Participant.

     17. "Participant": An employee of a Participating Employer who is selected pursuant to Article IV hereof to be eligible to receive an Award under the Plan.

     18. "Participating Employer": Each Affiliated Entity that, with the consent of the Compensation Committee, adopts the Plan and is included in Exhibit C, as in effect from time to time.

     19. "Performance Measures": The EPS, Legal Entity EBITDA and ECIP Goals.

     20. "Performance Unit": A unit or credit, linked to the value of the Sponsor's Common Stock under the terms set forth in Article VI hereof.

     21. "Plan": The Management Incentive Compensation Plan of Progress Energy, Inc. as contained herein, and as it may be amended from time to time.

     22. "Retirement": A Participant's termination of employment from the Company after having met at least one of the following requirements: at least age 65 with 5+ years of service, at least age 55 with 15+ years of service, or 35+ years of service regardless of age.

     23. "Salary": The compensation paid by the Company to a Participant in a relevant Year, consisting of regular or base compensation, such compensation being understood not to include bonuses, if any, or incentive compensation, if any. Provided, that such compensation shall not be reduced by any cash deferrals of said compensation made under any other plans or programs maintained by such Company.

     24. "Senior Management Committee": The Senior Management Committee of the Company.

     25. "Sponsor": Progress Energy, Inc., a North Carolina corporation, or any successor to it in the ownership of substantially all of its assets.

     26. "Target Award Opportunity": The target for an Award under this Plan as set forth in Section 1 of Article V hereof.

     27.  "Unforeseeable   Emergency":   A  severe  financial  hardship  to  the
Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other unforeseeable circumstances arising as a result of events beyond the control of the Participant.

     28. "Weighted Achievement Percentage": The percentage determined by multiplying the relative percentage weight assigned to each of the Performance Measures applicable to the Participant for the Year by the payout percentage corresponding to the level of achievement of the Performance Measure as determined for each department or business unit for the Year.

     29. "Year":  A calendar year.

                                  ARTICLE III
                                  -----------

                                 ADMINISTRATION
                                 --------------

     The Plan shall be administered by the Chief Executive Officer of the Sponsor. Except as otherwise provided herein, the Chief Executive Officer of the Sponsor shall have sole and complete authority to (i) select the Participants;
(ii) establish and adjust (either before or during the Year) the performance criteria necessary for a Participant to attain an Award for the Year; (iii) adjust and approve Awards; (iv) establish from time to time regulations for the administration of the Plan; and (v) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan, all subject to its express provisions. Notwithstanding the foregoing, the Compensation Committee shall (a) approve the applicable threshold, target and outstanding levels of performance for a Performance Measure for the Year; (b) approve the performance criteria and Awards for all Participants who are members of the Senior Management Committee; (c) determine the total payout under the Plan up to a maximum of four percent (4%) of the Sponsor's after-tax income for a relevant Year; and (d) certify to the Board that a Change of Control has occurred as provided in Section 5 of Article II.

     A majority of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall be the acts of such Committee.

                                   ARTICLE IV
                                   ----------

                                  PARTICIPATION
                                  -------------

     The Chief Executive Officer of the Sponsor shall select from time to time the Participants in the Plan for each Year from those employees of each Company who, in his opinion, have the capacity for contributing in a substantial measure to the successful performance of the Company that Year. No employee shall at any time have a right to be selected as a Participant in the Plan for any Year nor, having been selected as a Participant for one Year, have the right to be selected as a Participant in any other Year.

                                   ARTICLE V
                                   ---------

                                     AWARDS
                                     ------

     1. Target Award Opportunities. The following table sets forth Target Award Opportunities, expressed as a percentage of Salary, for various levels of participation in the Plan:


-------------------------------------------------------------------------------
             Participation                       Target Award Opportunities
-------------------------------------------------------------------------------
Chief Executive Officer of Sponsor*                        85%
-------------------------------------------------------------------------------
Chief Operating Officer of Sponsor*                        70%
-------------------------------------------------------------------------------
Presidents*/Executive Vice Presidents*                     55%
-------------------------------------------------------------------------------
Senior Vice Presidents*                                    45%
-------------------------------------------------------------------------------
Department Heads                                           35%
-------------------------------------------------------------------------------
Other Participants:
         Key Managers                                      25%
         Other Managers                                    20%
-------------------------------------------------------------------------------

     *Senior Management Committee level positions.

The Target Award Opportunity for the Chief Executive Officer of the Sponsor shall be 85%; however, the Compensation Committee of the Board shall be authorized to change that amount from year to year, or to award an amount of compensation based on other considerations, in its complete discretion.

     2. Award Components. Awards under the Plan to which Participants are eligible shall depend upon the achievement of the Performance Measures for the Year. Prior to the beginning of each Year, or as soon as practical thereafter, the Chief Executive Officer of the Sponsor will establish and the Compensation Committee will approve the Performance Measures for the Year, their relative percentage weight, and the performance criteria necessary for attainment of various performance levels. Attached hereto as Exhibit A are the relative percentage weights for each of the Performance Measures for each level of participation as of the Effective Date, which may be changed from time to time by the Compensation Committee.

     3. Performance Levels. The Compensation Committee may establish three levels of performance related to a Performance Measure: outstanding, target, and threshold. In such case, the payout percentages to be applied to each Participant's Target Award Opportunity are as follows:

            Performance Level         Payout Percentage
            -----------------         -----------------

            Outstanding               200%
            Target                    100%
            Threshold                 50%

Payout percentages shall be adjusted for performance between the designated performance levels, provided, however, that performance which falls below the "Threshold" performance level results in a payout percentage of zero.

     4.  Determination  of Award  Amount.  The Chief  Executive  Officer  of the
Sponsor shall determine the amount of the Award, if any, earned by each Participant for the Year; provided, that the Compensation Committee shall approve the amount of the Award for a Participant who is a member of the Senior Management Committee. The amount of an Award earned by the Participant shall be determined by multiplying the Salary times the Target Award Opportunity times the Achievement Factor applicable to the Participant for the Year. The amount of the Award of a Participant is subject to further adjustment as provided in
Section 6 of this Article V.

     5. New Participants. Any Award that is earned during the initial Year of participation shall be pro rated based on the length of time served in the qualifying job.

     6. Adjustment of Award Amount. The Chief Executive Officer of the Sponsor, in his sole discretion, may adjust the Award payable to a Participant for the Year based upon management's determination of the performance goals and core skill achievement of the Participant, the succession planning leadership rating of the Participant and any other applicable performance criteria.

     7. Example. Attached as Exhibit B and incorporated by reference is an example of the process by which an Award is granted hereunder. Said exhibit is intended solely as an example and in no way modifies the provisions of this
Article V.

                                   ARTICLE VI
                                   ----------

                       DISTRIBUTION AND DEFERRAL OF AWARDS
                       -----------------------------------

     1. Distribution of Awards. Unless a Participant elects to defer an Award pursuant to the remaining provisions of this Article VI, Awards under the Plan earned during any Year shall be paid in cash no earlier than March 16 and no later than March 25 of the succeeding Year. The provisions of this Article VI, as amended effective January 1, 2005, shall apply to amounts deferred after December 31, 2004. The predecessor provisions of this Plan as in effect before January 1, 2005, shall continue to apply to amounts deferred before January 1, 2005, unless such provisions are materially modified after October 3, 2004. For this purpose, an amount is considered deferred before January 1, 2005, if the amount is earned and vested before such date.

     2. Deferral Election. A Participant may elect to defer the Plan Award he or she has earned for any Year by completing and submitting a deferral election in a form acceptable to the Vice President, Human Resources, by the later of (i) the last day of the preceding Year (or such other time as permitted by Section 409A of the Code and the regulations thereunder), or (ii) the thirtieth (30th) day after first becoming eligible to participate in the deferral election provisions of the Plan. Such election shall apply to the Participant's Award, if any, otherwise to be paid after the Year during which it was earned. A Participant's deferral election may apply to 100%, 75%, 50%, or 25% of the Plan Award; provided, however, that in no event shall the amount deferred be less than $1,000.

     The election to defer shall be irrevocable as to the Award earned during the particular Year.

     3. Period of Deferral. At the time of a Participant's deferral election, a Participant must also select a distribution date and form of distribution. Subject to Section 6, the distribution date may be: (a) any date that is at least five (5) years subsequent to the date the Plan Award would otherwise be payable, but not later than the second anniversary of the Participant's Date of Retirement; or (b) any date that is within two years following the Participant's Date of Retirement. Subject to Section 6, the form of distribution may be either
(i) a lump sum or (ii) equal installments over a period extending from two years to ten years, as elected by the Participant. A Participant may not subsequently change the distribution date and form of distribution designated in the initial deferral election.

     4. Performance Units. All Awards which are deferred under the Plan shall be recorded in the form of Performance Units. Each Performance Unit is generally equivalent to a share of the Sponsor's Common Stock. In converting the cash award to Performance Units, the number of Performance Units granted shall be determined by dividing the amount of the Award by 85% of the average value of the opening and closing price of a share of the Sponsor's Common Stock on the last trading day of the month preceding the date of the Award. The Performance Units attributable to the 15% discount from the average value of the Sponsor's Common Stock shall be referred to as the "Incentive Performance Units." The Incentive Performance Units and any adjustments or earnings attributable to those Performance Units shall be forfeited by the Participant if he or she terminates employment either voluntarily or involuntarily other than for death or Retirement prior to five years from March 15 of the Year in which payment would have been made if the Award had not been deferred; provided, however, that if before such date the employment of the Participant is terminated by the Company without Cause following a Change in Control, the Incentive Performance Units shall not be forfeited but shall be payable to the Participant in accordance with Section 8 of this Article VI.

     5. Plan Accounts. A Plan Deferral Account will be established on behalf of each Participant, and the number of Performance Units awarded to a Participant shall be recorded in each Participant's Plan Deferral Account as of the first of the month coincident with or next following the month in which a deferral becomes effective. The number of Performance Units recorded in a Participant's Plan Deferral Account shall be adjusted to reflect any splits or other adjustments in the Sponsor's Common Stock, the payment of any cash dividends paid on the Sponsor's Common Stock and the payment of Awards under this Plan to the Participant. To the extent that any cash dividends have been paid on the Sponsor's Common Stock, the number of Performance Units shall be adjusted to reflect the number of Performance Units that would have been acquired if the same dividend had been paid on the number of Performance Units recorded in the Participant's Plan Deferral Account on the dividend record date. For purposes of determining the number of Performance Units acquired with such dividend, the average of the opening and closing price of the Sponsor's Common Stock on the payment date of the Sponsor's Common Stock dividend shall be used.

     Each Participant shall receive an annual statement of the balance of his Plan Deferral Account, which shall include the Incentive Performance Units and associated earnings and adjustments that are subject to being forfeited as provided above.

     6. Payment of Deferred Plan Awards. Subject to Section 4 related to forfeiture of Incentive Performance Units, Deferred Plan Awards shall be paid in cash by each Company on the deferred distribution date specified by the Participant in accordance with Section 3, or as soon as practicable thereafter. To convert the Performance Units in a Participant's Plan Deferral Account to a cash payment amount, Performance Units shall be multiplied by the average of the opening and closing price of the Sponsor's Common Stock on the last trading day preceding the applicable distribution date specified by the Participant for the Deferred Plan Award. Except as otherwise provided, deferred amounts will be paid either in a single lump-sum payment or in up to ten (10) annual payments as elected by the Participant at the time of the deferral election.

     In the event that a Participant elects to receive the deferred Plan Award in equal annual payments, the amount of the Award to be received in each year shall be determined as follows:

     (a) To determine the amount of the initial annual payment, the number of Performance Units in the Participant's Plan Deferral Account will be divided by the total number of annual payments to be received, and the result will be multiplied by the average of the opening and closing price of the Sponsor's Common Stock on the last trading day preceding the due date of the initial payment.

     (b) To determine the amount of each  successive  annual  payment,  the Plan
Deferral Account balance will be divided by the number of annual payments remaining, and the result will be multiplied by the average of the opening and closing price of the Sponsor's Common Stock on the last trading day preceding the due date of the annual payment.

     7. Termination of Employment/Effect on Deferral Election. If the employment of a Participant terminates prior to the last day of a Year for which a Plan Award is determined, then any deferral election made with respect to such Plan Award for such Year shall not become effective and any Plan Award to which the Participant is otherwise entitled shall be paid as soon as practicable after the end of the Year during which it was earned, in accordance with paragraph 1 of this Article VI.

     8. Termination of Employment/Payment of Deferral. Notwithstanding the foregoing, if a Participant terminates employment by reason other than death or Retirement, full payment of all amounts due to the Participant shall be made on the first day of the month following the date of termination, or as soon as practical thereafter. However, if the Participant is a "key employee" as defined in Section 416(i) of the Code (but determined without regard to the 50 employee limit on the number of officers treated as key employees), payment shall not be made before six months after the date of separation from service for any reason including Retirement (or, if earlier, the date of death of the Participant).
Incentive Performance Units shall be subject to forfeiture to the extent provided in Section 4.

     9. Payments Due to Unforeseeable Emergency. In the event of an Unforeseeable Emergency, a Participant may apply to receive a distribution earlier than initially elected. The Chief Executive Officer of Sponsor or his designee may, in his sole discretion, either approve or deny the request. The determination made by the Chief Executive Officer of Sponsor will be final and binding on all parties. If the request is granted, the amounts distributed will not exceed the amounts necessary to alleviate the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as result of the distribution, after taking into account the extent to which the Unforeseeable Emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship). Incentive Performance Units shall not be subject to early distribution under this Section 9 until five years from March 15 of the Year in which payment would have been made if the Award had not been deferred.

     10. Death of a Participant. If the death of a Participant occurs before a full distribution of the Participant's Plan Deferral Account is made, payment shall be made to the Designated Beneficiary of the Participant in accordance with the schedule specified in the Participant's Deferral Election form. Said payment shall be made as soon as practical following notification that death has occurred.

     11. Non-Assignability of Interests. The interests herein and the right to receive distributions under this Article VI may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a Participant becomes bankrupt, the interests of the Participant under this Article VI may be terminated by the Chief Executive Officer of Sponsor, which, in his sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such Participant or make any other disposition of such interests that he deems appropriate.

     12. Unfunded Deferrals. Nothing in this Plan, including this Article VI, shall be interpreted or construed to require the Sponsor or any Company in any manner to fund any obligation to the Participants, terminated Participants or beneficiaries hereunder. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Sponsor or any Company and the Participants, terminated Participants, beneficiaries, or any other persons. Any funds which may be accumulated in order to meet any obligation under this Plan shall for all purposes continue to be a part of the general assets of the Sponsor or Company; provided, however, that the Sponsor or Company may establish a trust to hold funds intended to provide benefits hereunder to the extent the assets of such trust become subject to the claims of the general creditors of the Sponsor or Company in the event of bankruptcy or insolvency of the Sponsor or Company. To the extent that any Participant, terminated Participant, or beneficiary acquires a right to receive payments from the Sponsor or Company under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Sponsor or Company.

     13. Change of Control. In the case of a Change of Control, the Company shall, subject to the restrictions in this Section 13 and Section 12 of Article VI, irrevocably set aside funds in one or more such grantor trusts in an amount that is sufficient to pay each Participant employed by such Company (or Designated Beneficiary) the net present value as of the date on which the Change of Control occurs, of the benefits to which Participants (or their Designated Beneficiaries) would be entitled pursuant to the terms of the Plan if the value of their Plan Deferral Account would be paid in a lump sum upon the Change of Control.

                                  ARTICLE VII
                                  -----------

                            TERMINATION OF EMPLOYMENT
                            -------------------------

     Except as otherwise provided in this Article VII, a Participant must be actively employed by a Company on the next January 1 immediately following the Year for which a Plan Award is earned in order to be entitled to payment of the full amount of any Award for that Year. In the event the active employment of a Participant shall terminate or be terminated for any reason before the next January 1 immediately following the Year for which a Plan Award is earned, such Participant shall receive his or her Award for the year, if any, in an amount that the Chief Executive Officer of the Sponsor deems appropriate. Notwithstanding the foregoing provisions of this Article VII, in the event the employment of the Participant is terminated by the Company without Cause following a Change in Control, the Award of the Participant for the Year in which the termination occurs shall equal the amount of the Award which would have been earned for the Year if the Participant had remained in the employment of the Company until the next January 1, pro rated to reflect the portion of the Year completed by the Participant as an employee; provided, however, that such Award shall not be less than the Target Award Opportunity of the Participant for the Year, pro rated to reflect the portion of the Year completed by the Participant as an employee.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

     1. Assignments and Transfers. The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

     2. Employee Rights Under the Plan. No Company employee or other person shall have any claim or right to be granted an Award under the Plan or any other incentive bonus or similar plan of the Sponsor or any Company. Neither the Plan, participation in the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Sponsor or any Company.

     3. Withholding. The Sponsor or Company (as applicable) shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld with respect to such cash payments.

     4. Amendment or Termination. The Compensation Committee may in its sole discretion amend, suspend or terminate the Plan or any portion thereof at any time; provided, that in the event of a Change of Control, no such action shall take effect prior to the January 1 next following the Year in which occurs the Change of Control. No action to amend, suspend or terminate the Plan shall affect the right of a Participant to the payment of a Plan Award earned prior to the effective date of such action, or permit the acceleration of the time or schedule of any payment of amounts deferred under the Plan (except as provided in regulations under Section 409A of the Code).

     5. Governing Law. This Plan shall be construed and governed in accordance with the laws of the state of North Carolina.

     6. Entire Agreement. This document (including the Exhibits attached hereto) sets forth the entire Plan.





                                    EXHIBIT A

                      MICP Relative Performance Weightings

                                          Company      Legal Entity      ECIP
                  Position                  EPS           EBITDA         Goals
                  --------                  ---           ------         -----
SMC - CEO                                  100%             -              -
SMC - COO                                   40%            50%            10%
SMC - Presidents                            40%            50%            10%
SMC - Service Company CEO                   90%             -             10%
SMC - Non Service Company                   30%            60%            10%
SMC - Service Company                       90%             -             10%
Non Service Company Department              25%            50%            25%
Heads and Managers
Service Company Department Heads            45%            30%            25%
and Managers

Note: This structure may be modified based upon a recommendation by the CEO and approval by the Committee.






                                    EXHIBIT B

Management Incentive Example
(Assumes preliminary PDP and Succession Planning rates are complete)

                           Achievement     Achievement        Weighting        Achievement
                              Level        Percentage      (see Pro Rate %)      Factor
                          -------------- ---------------- ------------------- --------------
Step 1:  Calculate achievement factor for members of a department
PGN EPS                   Target               100%             25.0%              25.0%
Legal entity EBITDA       Outstanding          200%             50.0%             100.0%
ECIP goals                At least 7           100%             25.0%              25.0%
                                                                              --------------
                                       Total achievement factor                   150.0%   Would be calculated for each BU

Step 2:  Apply achievement factor to target levels
                          Target        Achievement         Initial
                             %            Factor            Payout %
                       -------------- ---------------- -------------------
Department Head             35.0%         150.0%             52.5%
Section Manager             25.0%         150.0%             37.5%
Unit Manager                20.0%         150.0%             30.0%


Step 3:  Determine dollars eligible by department:
                                                 Target            Initial         Calculated
                                 Salary             %              Payout %           Award
                              -------------- ---------------- ------------------- --------------
John Doe, Department Head        200,000          35.0%              52.5%           105,000
Jane Doe, Section Manager        100,000          25.0%              37.5%            37,500
John Smith, Section Manager      120,000          25.0%              37.5%            45,000
Jane Smith, Unit Manager          80,000          20.0%              30.0%            24,000
John Jones, Unit Manager          75,000          20.0%              30.0%            22,500
Jane Jones, Unit Manager          90,000          20.0%              30.0%            27,000
                                                                                  --------------
                                                                                     261,000
                                                                                  --------------

Step 4: Provide each group executive a list of their departments and calculated award totals. Allow them to redistribute dollars based on organization performance within group.

Step 5:  Allocate dollars by group and department:
                                 Target            Initial         Calculated     Discretionary   Actual Award    Award
                 Salary             %              Payout %           Award        Adjustment                       %
              -------------- ---------------- ------------------- -------------- ---------------- ------------- -----------
John Doe         200,000            35%              52.5%           105,000        (12,600)         92,400       46.2%
Jane Doe         100,000            25%              37.5%            37,500           5,000         42,500       42.5%
John Smith       120,000            25%              37.5%            45,000         (3,000)         42,000         35%
Jane Smith        80,000            20%              30.0%            24,000               -         24,000         30%
John Jones        75,000            20%              30.0%            22,500           5,000         27,500       36.7%
Jane Jones        90,000            20%              30.0%            27,000        (10,400)         16,600       18.4%
                                                                  --------------                  -------------
                                                                     261,000                        245,000
                                                                  --------------                  -------------


                                                  Per group executive, department total to spend is $245,000
                                                  (Step 4)

General notes:

The departmental sheets would still be rolled into group level sheets and reviewed by level as in prior years (all dh's together, 25% participants, 20% participants)

Discretion based on PDP (core skills and performance goals) and succession planning ratings

Discretionary percentage should reflect a range of +/- TBD% of payout % for group

Steps 1 & 2 (MICP) fund determination) based on legal entities. Steps 3-5 (MICP allocation) utilize reporting organization/group.





                                    EXHIBIT C




                         Progress Energy Carolinas, Inc.

                      Progress Energy Service Company, LLC

                          Progress Energy Florida, Inc.

                         Progress Energy Ventures, Inc.

                Progress Fuels Corporation (corporate employees)






                           DESIGNATION OF BENEFICIARY
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                                       OF
                              PROGRESS ENERGY, INC.

     As provided in the Management Incentive Compensation Plan of Progress Energy, Inc., I hereby designate the following person as my beneficiary in the event of my death before a full distribution of my Deferral Account is made.

                              PRIMARY BENEFICIARY:

                         -------------------------------

                         -------------------------------

                         -------------------------------


                             CONTINGENT BENEFICIARY:

                         -------------------------------

                         -------------------------------

                         -------------------------------

Any and all prior designations of one or more beneficiaries by me under the Management Incentive Compensation Plan of Progress Energy, Inc. are hereby revoked and superseded by this designation. I understand that the primary and contingent beneficiaries named above may be changed or revoked by me at any time by filing a new designation with the Sponsor's Human Resources Department.


DATE:__________________


SIGNATURE OF PARTICIPANT:_________________________________

The Participant named above executed this document in our presence on the date set forth above


WITNESS:                                 WITNESS:
        -----------------------------            -------------------------------